Exhibit 99.1


CONTACT:   WINDSWEPT ENVIRONMENTAL GROUP, INC.
           David C. Harvey, Investor Relations
           (631) 434-1300

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          Windswept Environmental Group, Inc. Announces Annual Results

Bay Shore, N.Y., August 19, 2003 -- Windswept Environmental Group, Inc. (OTC BB:WEGI) today announced operating results for the fiscal year ended July 1, 2003. Revenues decreased $15,072,551 or 46% to $17,831,189 for the fiscal year ended July 1, 2003 from $32,903,740 for the fiscal year ended July 2, 2002. Net income attributable to common shareholders decreased $3,573,172 to a loss of $(547,024) or $(.01) per basic common share for the fiscal year ended July 1, 2003 from income of $3,026,148 or $.05 per basic common share for the fiscal year ended July 2, 2002. The decrease in both revenues and profitability in the 2003 fiscal year was primarily attributable to the absence of work performed in downtown Manhattan related to the terrorist attack on the World Trade Center that occurred in the prior year. The lower volume of sales and absence of other large catastrophes and large projects resulted in significantly lower gross margins. In addition, the Company recorded a non-cash benefit related to the treatment of a put agreement on shares of stock and stock options held by an officer of the Company of $593,246 in fiscal 2003 as compared to a non-cash charge of $555,812 in fiscal 2002. The Company recorded an income tax benefit of $1,073,766 in fiscal 2003 as compared to an income tax provision of $2,542,320 in fiscal 2002.

Michael O'Reilly, the Company's CEO, stated, "Fiscal 2003 was a disappointing year for the Company. Even though it was impossible to duplicate the level of revenue attributable to the World Trade Center, there were fewer large-scale projects in fiscal 2003 to fill the void. Due to economic downturns, many discretionary remediation projects were deferred which adversely affected the Company's revenues. In response to the reduced revenue levels, the Company reduced fixed costs in certain areas. In addition, fiscal 2003 results were negatively impacted by a $500,000 charge for a settlement of a default on a labor obligation by a subcontractor over five years ago. I believe that the Company currently has the proper infrastructure to build upon as the Company's customer base continues to broaden. I believe that the significant investment in commercial drying equipment that we made in 2003 will result in increased market share as existing and new customers avail themselves of this service."

Windswept Environmental Group, Inc., through its wholly owned subsidiary, Trade-Winds Environmental Restoration, Inc., provides a full array of emergency response, remediation and disaster restoration services to a broad range of clients. The Company's web address is www.tradewindsenvironmental.com.

                         CONDENSED FINANCIAL INFORMATION

                                                        Fiscal Year Ended           Fiscal Year Ended
                                                          July 1, 2003                July 2, 2002
                                                          ------------                ------------
Revenue                                                    $17,831,189                $32,903,740

Gross margin                                                 3,516,670                 12,148,063


Selling, general and administrative
   expenses                                                  5,603,557                  5,346,394


Income (loss) before officer options                        (2,086,887)                 6,801,669


Non-cash expense (benefit) related to officer
stock options                                                 (593,246)                  555,812


Income (loss) from operations                               (1,493,641)                6,245,857

Income tax expense (benefit)                                (1,073,766)                2,542,320

Net income (loss)                                             (469,024)                3,494,867

Dividends                                                       78,000                   468,719


Net income (loss) available to common
shareholders                                                 $(547,024)               $3,026,148

EBITA                                                      $(2,063,847)               $6,816,245

Earnings (loss) per common share:
   Basic                                                         $(.01)                     $.05
   Diluted                                                       $(.01)                     $.04

Total assets                                               $11,054,263               $10,212,538
Total liabilities                                           $8,228,904                $6,840,155
-------------------------------------------------------------------------------------------------

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                  RECONCILIATION OF NON-GAAP EBITA CALCULATION

                                                            Fiscal Year Ended           Fiscal Year Ended

                                                               July 1, 2003                 July 2, 2002
                                                               ------------                 ------------
Net income (loss)                                                $(469,024)                   $3,494,867

Add back:  -Interest                                                72,189                       223,246

           -Taxes                                               (1,073,766)                    2,542,320

           -Expense (benefit) related to
            variable accounting treatment for
            officer options                                       (593,246)                      555,812

EBITA                                                          $(2,063,847)                   $6,816,245

USE OF NON-GAAP FINANCIAL INFORMATION

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Windswept Environmental Group, Inc.'s foreign parent's use of a non-GAAP financial measure, EBITA, to supplement its disclosure of our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure and a reconciliation of the two measures. We believe the nearest comparable GAAP measure to EBITA is Net Income (Loss) and we have presented a reconciliation of the two measures for the periods presented above. The non-GAAP measure we utilize (EBITA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by Windswept's parent company of EBITA as both a performance measurement and a measurement of liquidity; (ii) the value of EBITA as a measure of the company's ability to cover its operating expenses; and (iii) the use of EBITA by many companies as a measurement of both performance and liquidity.

Windswept's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for income (loss) from operations, net income
(loss), cash flow and other measures of financial performance prepared in accordance with GAAP. EBITA is not a GAAP measurement and Windswept's use of it may not be comparable to similarly titled measures employed by other companies.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS ABOUT THE COMPANY THAT ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY AS A RESULT OF ANY ONE OR MORE OF THE RISKS IDENTIFIED IN THE COMPANY'S FILINGS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934. THESE RISKS INCLUDE SUCH FACTORS AS THE ABILITY OF THE COMPANY TO OBTAIN NEW PROJECTS, THE COMPANY'S ABILITY TO INCREASE ITS GROSS MARGINS AND LIMIT OR REDUCE ITS EXPENSES, THE FREQUENCY AND MAGNITUDE OF ENVIRONMENTAL DISASTERS OR DISRUPTIONS, THE EFFECTS OF NEW LAWS OR REGULATIONS RELATING TO ENVIRONMENTAL REMEDIATION, THE COMPANY'S ABILITY TO RAISE OR ACCESS CAPITAL, THE COMPETITIVE ENVIRONMENT WITHIN THE COMPANY'S INDUSTRY, DEPENDENCE ON KEY PERSONNEL AND ECONOMIC CONDITIONS.